EXHIBIT 10h


                    DEFERRED COMPENSATION PLAN
                               FOR
                        BOARD OF DIRECTORS
                                OF
               CHIQUITA BRANDS INTERNATIONAL, INC.




                 Effective as of January 1, 1997
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                    Deferred Compensation Plan
                               for
                        Board of Directors
                                of
               Chiquita Brands International, Inc.

                        TABLE OF CONTENTS


Section                                                      Page

1.  Establishment and Purpose . . . . . . . . . . . . .      1
2.  Plan Objectives . . . . . . . . . . . . . . . . . .      1
3.  Definitions . . . . . . . . . . . . . . . . . . . .      1
4.  Eligibility . . . . . . . . . . . . . . . . . . . .      2
5.  Participation . . . . . . . . . . . . . . . . . . .      2
6.  Deferred Compensation Account . . . . . . . . . . .      2
7.  Deferral  . . . . . . . . . . . . . . . . . . . . .      2
8.  Deferral Term . . . . . . . . . . . . . . . . . . .      3
9.  Interest Indices  . . . . . . . . . . . . . . . . .      3
10. Payment Form and Method . . . . . . . . . . . . . .      3
11. Account Statement . . . . . . . . . . . . . . . . .      3
12. Account Distribution  . . . . . . . . . . . . . . .      4
13. Hardship Distributions  . . . . . . . . . . . . . .      4
14. Beneficiary Designation . . . . . . . . . . . . . .      4
15. General Provisions  . . . . . . . . . . . . . . . .      4
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                    Deferred Compensation Plan
                               for
                        Board of Directors
                                of
               Chiquita Brands International, Inc.


1. Establishment and Purpose

   1.1 Effective January 1, 1997, Chiquita Brands International, Inc., a New Jersey corporation, adopts this Chiquita Brands International, Inc. Deferred Compensation Plan to enable eligible members of the Board of Directors of the Company to elect deferral of payment of their Compensation.


2. Plan Objectives

   2.1 The purpose of this Plan is to allow participants to achieve the following objectives:

        (a)  Accumulate income for retirement; and

        (b)  Provide opportunity for financial growth.


3. Definitions

   When used in this Plan, the following words and phrases shall have the following meanings:

   3.1  Account means  the record maintained for each Participant
        to   which   all   deferrals,  investment   indices   and
        distributions  are  credited and  debited  for each  Plan
        Year.

   3.2  Administrator   means  the  Employee  Benefits  Committee
        appointed by the Company's Board of Directors.

   3.3  Company means Chiquita Brands International, Inc.

   3.4 Compensation means fees earned for services rendered as a member of the Board of Directors during a given Plan
        Year.

   3.5 Director means a member of the Board of Directors of the Company.

   3.6 Disabled and Disability mean that a Participant, as a result of accident or illness, is physically, mentally or emotionally unable to perform the duties as a member of the Board of Directors, and in the Administrator's
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        opinion is  likely to remain so Disabled for at least one
        year.   The Administrator  shall make  all determinations
        as  to whether a Director is  Disabled and shall use such
        evidence,  including  independent   medical  reports  and
        data,  as   the   Administrator   deems   necessary   and
        desirable.

   3.7 Expiration Date means, with respect to each annual deferral under Section 7.1, the earlier of (i) the last day of the year to which a Participant elects to defer Compensation pursuant to Section 8.1, or (ii) the date on which a Director dies, becomes Disabled or retires or is otherwise no longer a member of the Board of Directors of the Company.

   3.8 Participant means a member of the Board of Directors who is entitled to participate and participates in the Plan for a designated Plan Year.

   3.9 Plan means this Deferred Compensation Plan for the Board of Directors of Chiquita Brands International, Inc.

   3.10 Plan Year means the calendar year, January 1 through December 31.


4. Eligibility

   4.1 Members of the Board of Directors of the Company who are not also employees of the Company are eligible to participate in the Plan.


5. Participation

   5.1 A Participant elects to participate in the Plan by delivering to the Administrator, before the beginning of each Plan Year, a properly completed enrollment form.

   5.2 The enrollment form shall conform to the terms and conditions of the Plan.


6. Deferred Compensation Account

   6.1 Each Plan Year a deferred compensation Account will be established for each Participant.

   6.2  All  Compensation  deferred   by  the  Participant,   all
        increases in the value of the Account resulting from the application of the appropriate Interest Index, all other amounts credited to the Account pursuant to this Plan
        and   all  distributions   from   the  Account   to   the
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        Participant  or  the  Participant's  beneficiary(ies)  or
        estate shall be reflected in the Account.

   6.3  All Accounts shall be maintained by the Administrator.


7. Deferral

   7.1 At the time of enrollment, a Participant must elect to defer at least 10% of such Participant's Compensation for services rendered in the next Plan Year.

   7.2 Compensation deferred under this Plan shall be credited to the Participant's Account on the date such amounts would have otherwise been paid.

   7.3  The  deferral sources  and amounts  elected  for a  given
        Plan Year are irrevocable.


8. Deferral Term

   8.1 At the time a Participant elects to defer Compensation, the Participant must also elect the term for which such deferral is made (the "Deferral Term"). The Deferral Term must be either a fixed number of years or the date on which the Participant dies, becomes Disabled, or retires or is otherwise no longer a member of the Board of Directors of the Company.

   8.2 A Deferral Term that is for a fixed number of years must be in full year increments.

   8.3  A Deferral Term, once elected, is irrevocable.

   8.4 If a Participant should die, or become Disabled, or if the Participant retires or otherwise is no longer a member of the Board of Directors of the Company before the Expiration Date of a Deferral Term that is for a fixed number of years, the Participant's Account will be distributed as if the Participant had elected the death, Disability or retirement Deferral Term.


9. Interest Indices

   9.1 Amounts deferred under this Plan shall accrue interest from the date which is the midpoint of the calendar quarter in which the deferrals are credited to the
        Participant's Account  until the  Expiration Date.   Such
        interest  shall be credited to  the Account quarterly, at
        the   interest  rate  specified   in  the  Interest  Rate
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        Schedule for the  respective Plan Year and  Deferral Term
        elected by the Participant.


10. Payment Form and Method

   10.1 All payments from the Plan shall be made only in a lump-sum in the form of cash.


11. Account Statement

   11.1 Account statements will be sent periodically (at least annually) to each Participant until the Participant's
        Account has been completely distributed.

   11.2 The appropriate Interest Rate Schedules will be used for crediting the deferrals accrued pursuant to Section 9.


12. Account Distribution

   12.1 Payment will be made on the first day of the month which first follows a 30-day processing period beginning on the Expiration Date. No interest or credits will accrue during the period.


13. Hardship Distributions

   13.1 Distribution of payments from a Participant's Account prior to the Expiration Date shall be made only if the Administrator, after consideration of a written application by the Participant, determines that the Participant has sustained financial hardship.

   13.2 Any hardship distribution shall be withdrawn from the Participant's Account starting with the most current
        Plan Year, continuing in reverse chronological order.


14. Beneficiary Designation

   14.1 A Participant shall  have the right  to designate one  or
        more  beneficiaries   and  to   change  any   beneficiary
        previously designated.

   14.2 A  Participant  shall  submit  his  or  her   beneficiary
        designation in writing using the beneficiary designation form. The Participant shall deliver the completed form to the Administrator.
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   14.3 The   most   recently   dated   and   filed   beneficiary
        designation shall cancel all prior designations.

   14.4 In the event of the Participant's death before payment from the Account, the amount otherwise payable to the Participant shall be paid to the designated beneficiary(ies) or, if no beneficiary, to the estate, according to the provisions of Section 12, as applicable.


15. General Provisions

   15.1 Participant's Rights Unsecured. The right of any Participant to receive payments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. It is not required or intended that the amounts credited to the Participant's Account be segregated on the books of the Company or be held by the Company in trust for a Participant and a Participant shall not have any claim to or against a specific asset or assets of the Company. All credits to an Account are for bookkeeping purposes only.

   15.2 Non-assignability.       The  right to  receive  payments
        shall   not   be  transferrable   or   assignable   by  a
        Participant.   Any attempted assignment  or alienation of
        payments shall be void and of no force or effect.

   15.3 Administration.       The  Administrator  shall have  the
        authority to adopt rules, regulations and procedures for carrying out this Plan, and shall interpret, construe and implement the provisions of the Plan according to the laws of the State of Ohio. Any such interpretation by the Administrator shall be final, binding and conclusive.

   15.4 Amendment  and  Termination.     The  Company   expressly
        reserves the sole and exclusive right to amend, modify, or terminate this Plan at any time by action of the Board of Directors of the Company or, to the extent it has delegated such authority, by action of the Employee
        Benefits Committee.    Any  amendment,  modification,  or
        termination shall be in writing authorized by the Board of Directors or the Employee Benefits Committee, as the case may be, and signed by an officer of the Company. However, no amendment, modification, or termination of
        this  Plan  shall  adversely  affect   any  Participant's
        accrued  rights  arising  from  any   election  to  defer
        Compensation made prior to such amendment, modification or termination of the Plan.
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   15.5 Construction.      The  singular shall  also include  the
        plural where appropriate.

   15.6 Contract  Rights.        This  Plan  does  not  give  any
        Participant the right to be retained as a member of the Board of Directors of the Company.
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